UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Natural Energy Corporation
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American Natural Energy Corporation
6100 South Yale – Suite 2010
Tulsa, Oklahoma 74136 USA

Notice of Annual Meeting of Shareholders
November 15, 2011

Notice is hereby given that the Annual Meeting of Shareholders of American Natural Energy Corporation, an Oklahoma corporation (the “Company”), will be held at the offices of the Company at 6100 South Yale – Suite 2010, Tulsa, Oklahoma, on Tuesday, November 15, 2011, at 10:00AM, local time, for the following purposes:

1.	To elect four (4) directors of the Company to hold office until the next Annual Meeting of Shareholders in 2012 and until their respective successors are elected and qualified;

2.	To ratify the appointment of MaloneBailey LLP as our independent registered public accountants, and

3.	To transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of our Common Stock of record at the close of business on September 27, 2011 (the “Record Date”) are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

We hope that all of our shareholders who can conveniently do so will attend the meeting. Shareholders who do not expect to be able to attend the meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.

Steven P. Ensz, Secretary

Dated: October 5, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on November 15, 2011

The Proxy Statement and our 2010 Annual Report on Form 10-K are available on the internet at: http://www.annrg.com/annualmeetinginformation.pdf

AMERICAN NATURAL ENERGY CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

THE MEETING

The enclosed proxy is solicited by the Board of Directors of American Natural Energy Corporation, an Oklahoma corporation (the “Company”), from the holders of shares of Common Stock, $0.001 par value, of the Company (“Common Stock”) to be voted at our Annual Meeting of Shareholders (the “Meeting”) to be held at our offices at 6100 South Yale – Suite 2010, Tulsa, Oklahoma, on Tuesday, November 15, 2011, at 10:00AM, local time, and at any adjournments thereof. This proxy statement and accompanying proxy were first sent on or about October 5, 2011, to shareholders of record on September 27, 2011.

The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the election of four (4) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 2012 and until their successors have been elected and qualified, and (ii) to ratify the appointment of MaloneBailey LLP as our independent registered public accountants. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder’s direction. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Steven P. Ensz, Secretary of the Company, at the address set forth below.

The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast. The affirmative vote of the holders of shares representing a majority in voting power of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote is necessary for approval of the proposal to ratify the appointment of MaloneBailey LLP as our independent registered public accountants.

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting. You can always change your vote at the Meeting.

If you are a registered shareholder (meaning your name is included on the security holder file maintained by our transfer agent, Computershare Trust Co. N.A.), you can vote in person or by using the internet or telephone as instructed in the section below captioned “Proxy Voting Options” or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2. Ratify the appointment of MaloneBailey LLP as our independent registered public accountants). Unless otherwise specified, proxies in the enclosed form will be voted in favor of Item 2. Brokers are not permitted to vote your shares for the election of Directors, and therefore we urge you to give voting instructions to your broker on Item 1. Election of Directors. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on Proposal 1. There are no Items requiring the affirmative vote of a majority of our outstanding shares, however, if there were such a proposal, a non-vote would have the same effect as a vote against the proposal.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

THE FOLLOWING INSTRUCTIONS APPLY ONLY TO PERSONS HOLDING THEIR SHARES IN THEIR NAME. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, DO NOT USE THE FOLLOWING INSTRUCTIONS. YOU WILL RECEIVE INSTRUCTIONS FROM THE BANK, BROKERAGE FIRM OR OTHER NOMINEE

THAT YOU MUST FOLLOW IN ORDER TO HAVE YOUR SHARES VOTED.

INTERNET VOTING– Access “www.investorvote.com/ANRU” and follow the on-screen instructions. Have your proxy card available when you access the web page and use your Identification Number shown on your proxy card. Please view the proxy materials first.

TELEPHONE VOTING– Call toll-free 1-800-652-VOTE (8683) in the United States, United States Territories or Canada at any time on any touch-tone telephone and follow the instructions on the recorded message. Have your proxy card available when you call and use your Identification Number shown on your proxy card. Please view the proxy materials first.

Vote online/phone until 10:00 AM CT on November 11, 2011.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Meeting.

TO VIEW THE PROXY MATERIALS – The Notice of Meeting, Proxy Statement and Proxy Card can be viewed at www.annrg.com/annualmeetinginformation.pdf

TO REQUEST COPIES OF THE PROXY MATERIALS – Email information@annrg.com.

Have your proxy card or voting instruction form in hand and follow the instructions.

Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the Meeting, your vote in person at the Meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

Whether or not you expect to personally attend the Meeting, we urge you to vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card. Voting early will ensure the presence of a quorum at the Meeting and will save the Company the expense and extra work of possible additional solicitation. An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail. Submitting your proxy now will not prevent you from voting at the Meeting, as your vote by proxy is revocable at your option as set out below.

Voting by the internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the internet or telephone, you help us reduce postage and proxy tabulation costs.

Only holders of record of our Common Stock as of the close of business on September 27, 2011, are entitled to vote at the Meeting or any adjournments thereof. On such date, we had outstanding voting securities consisting of 13,431,954 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting. Under our By-laws, except as otherwise provided by statute or by our Certificate of Incorporation, a quorum of shareholders at all meetings constitutes no less than one-third of our shares issued and outstanding as of the Record Date, present in person or represented by a proxy.

The Company will pay the costs of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies. In addition, the Company will reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock. To the extent necessary to ensure sufficient representation, officers and employees of the Company may solicit proxies in person or by telephone without additional compensation.

Our principal executive office address and the location of the Meeting is 6100 South Yale – Suite 2010, Tulsa, Oklahoma 74136. Our telephone number of our principal executive office is (918) 481-1440.

This Proxy Statement and the enclosed Form of Proxy will be made available on our website or mailed to our shareholders on or about October 5, 2011.

ITEM 1.	ELECTION OF DIRECTORS

At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Shareholders in 2012 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

The nominees as Director and their age are as follows:

Name	Age
Michael K. Paulk	62
Steven P. Ensz	59
William A. Grant III	56
Ben Shelton	54

Michael K. Paulk: Mr. Paulk was elected as a director and appointed the President and Chief Executive Officer of the Company in July 2001. Mr. Paulk previously served as President and a Director of Gothic Energy Corporation, a company then engaged in the acquisition, development, exploration and production of natural gas and oil, from October 1994 to January 2001, when it was acquired by Chesapeake Energy Corporation. Mr. Paulk has been involved in the oil and gas industry for more than 30 years. Our Board of Directors believes that this experience as well as his employment with the Company since 2001 qualifies him for election to our Board of Directors.

Steven P. Ensz: Mr. Ensz has been Vice-President, Finance and Chief Financial Officer and Secretary and a Director of the Company since July 2001. He is a certified public accountant and is responsible for all of the Company’s financial disclosure and reporting. From March 1998 to January 2001, he held a similar position with Gothic Energy Corporation, and from July 1991 to February 1998, he was Vice-President, Finance of Anglo-Suisse, Inc., an oil and natural gas exploration and production company. Mr. Ensz has held various positions within the energy industry, including President of Waterford Energy, an independent oil and gas producer, for more than 25 years. Our Board of Directors believes that this experience as well as his employment with the Company since 2001 qualifies him for election to our Board of Directors.

William A. Grant III: Mr. Grant has served as a Director of the Company since August 26, 2009. He began his career at the Bank of Oklahoma in its management training program and advanced to the position of Vice President - energy lending. Subsequent to his tenure at Bank of Oklahoma, he was employed by F&M Bank. In 1997, Mr. Grant purchased an ownership interest in The Holmes Organization and commenced serving as its President, a position he held until 2010. Mr. Grant currently is a private investor. Our Board of Directors believes that the various leadership roles held by Mr. Grant in the banking and insurance industries over the past 23 years add a unique and needed perspective to our Board of Directors.

Ben Shelton: Mr. Shelton has served as a Director of the Company since November 30, 2010. He has been involved in oil and gas land and acquisition management since 1979 following his graduation from Oklahoma Panhandle State University with a Bachelor Degree in Business Administration. Mr. Shelton began his career with Phillips Petroleum Company and then moved to positions of increasing responsibility with Andover Oil Company, ALN Resources, Inc. and Gothic Energy Corporation where he served as Vice President of Land and Acquisitions. From June 2001 through January 2007, he served as Manager of Land and Acquisitions of the Company. Since February 2007, Mr. Shelton has served Broad Oak Energy, Inc. as a land advisor. Our Board of Directors believes that his background in the oil and natural gas exploration and production industry and his familiarity with the Company qualifies Mr. Shelton for election to our Board of Directors.

Executive Officers

The current executive officers of the Company are the following:

Name	Position
Michael K. Paulk	President and Director
Steven P. Ensz	Vice President, Finance, Chief Financial Officer, Secretary and Director

The employment background and ages of Messrs. Paulk and Ensz are described above.

Director Compensation

The following table provides information with respect to compensation of our Directors during the year ended December 31, 2010. The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table under “Executive Compensation” below.

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (1) (d)	Non- Equity Incentive Plan Compensation ($) (e)	Non- Qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Bennett G. Shelton	-0-	-0-	$14,923	-0-	-0-	-0-	$14,923
William A. Grant III	-0-	-0-	$11,939	-0-	-0-	-0-	$11,939

(1) Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB ASC 718. See Note 1 to Notes to Consolidated Financial Statements for the year ended December 31, 2010, located in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Our Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of our 2001 Stock Incentive Plan, each non-employee Director who is first elected or appointed after February 1, 2002 automatically receives an option grant for 5,000 shares on the date such person joins the Board. In addition, on the date of each annual shareholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 500 shares. Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.

Corporate Governance and Board Matters

Board of Directors. Our Board of Directors held one meeting during the year ended December 31, 2010. Each of our Directors participated in the meeting of the Board and of each committee of the board of which he is a member. In addition, the Board of Directors took action one time during fiscal 2010 by unanimous written consent.

In the opinion of our Board of Directors, Messrs. Grant and Shelton are “independent” within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards and Messrs. Paulk and Ensz are not “independent” within the meaning of those standards. We have no independent lead Director in view of the stage of development of our revenues, scope of exploration and development activities and financial condition. The Board attempts to exert risk oversight in connection with its review and approval of proposed transactions we seek to enter into which is consistent with the Board’s leadership structure. Our Board views good corporate governance and ethical business conduct as an integral component to the success of the Company and to meet responsibilities to shareholders.

None of our Directors are directors of other issuers required to file periodic reports pursuant to Section 13 or 15(d) of the Exchange Act.

By virtue of the small scale of our business activities, we do not provide our new or existing board members with either formal orientation or continuing education. New Board members are provided with information respecting the functioning of our Board and committees, copies of our corporate governance policies, access to our recent, publicly filed documents and internal information, and access to management. Our Board members are encouraged to communicate with management, auditors and technical consultants; to keep themselves current with industry trends and developments and changes in legislation with management’s assistance; and to attend related industry seminars and visit our operations.

Committees of the Board

The Board of Directors has a standing Audit Committee and no other standing committees.

Audit Committee. The Audit Committee of our Board of Directors consists of Messrs. Paulk, Grant and Shelton (Chairman). Under our Audit Committee Charter, our Audit Committee’s responsibilities include, among other responsibilities, the appointment, compensation and oversight of the work performed by our independent auditor, the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor, at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and the Company so as to assure the independence of the independent auditor, review the annual audited and quarterly financial statements with our management and the independent auditor, and discuss with the independent auditor their required disclosure relating to the conduct of the audit. The Audit Committee met four times during the year ended December 31, 2010.

On March 31, 2011, our Audit Committee discussed our audited financial statements with management and also discussed with MaloneBailey LLP, our independent registered accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. The Audit Committee received from MaloneBailey LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey LLP’s communications with the Audit Committee concerning independence and discussed with MaloneBailey LLP the independence of their firm. Based on that review and those discussions, our Audit Committee recommended that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

THE AUDIT COMMITTEE

Michael K. Paulk
William A. Grant III
Ben Shelton

Our Audit Committee Charter, as adopted on April 22, 2004, is attached as Annex A to this Proxy Statement.

Our Board of Directors has determined that the Board does not have an Audit Committee Financial Expert serving on its Audit Committee. We do not have an Audit Committee Financial Expert serving on our Audit Committee because at this time the limited magnitude of our revenues and operations does not, in the view of the Board of Directors, justify or require that we obtain the services of a person having the attributes required to be an Audit Committee Financial Expert on our Board of Directors and Audit Committee. Our Board of Directors may in the future determine that a member elected to the Board in the future has the attributes to be determined to be an Audit Committee Financial Expert.

Nominating Committee and Process for Director Nominations. We do not have a standing nominating committee. Under the rules of the TSX Venture Exchange on which our shares of Common Stock are listed, we are not required to have such a committee. Our Board of Directors is of the view that because of the limited magnitude of our revenues and operations at this time, it is appropriate for us not to have a nominating committee. Each Director of the Company has the opportunity to participate in the consideration of nominees for election as Directors and to suggest prospective nominees.

We have not adopted a formal policy with regard to the consideration of candidates for nomination by the Board for election as Directors. Because of the limited magnitude of our revenues and operations at this time, our Board of Directors believes it is appropriate for us not to have such a policy. As such, each of the current directors participates in the consideration of director nominees. In connection with the upcoming Meeting, Messrs. Paulk, Ensz and Grant nominated Mr. Shelton as a candidate for reelection as director, Messrs. Paulk, Ensz and Shelton nominated Mr. Grant as a candidate for reelection as director, Messrs. Paulk, Grant and Shelton nominated Mr. Ensz as a candidate for reelection as director and Messrs. Ensz, Grant and Shelton nominated Mr. Paulk as a candidate for reelection as director.

Our entire Board considers not less than annually the performance of each of our officers and Directors with a view to determining whether they are performing effectively.

The Board of Directors will consider candidates for director nominees that are recommended by shareholders of the Company in accordance with the procedures set forth below. Any such nominations should be submitted to the Board of Directors in care of the President to American Natural Energy Corporation, 6100 South Yale – Suite 2010, Tulsa, Oklahoma 74136 and accompany it with the following information:

  Appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
  The name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholder(s).

The written recommendation should be submitted in the time frame described under the caption “General—Submission of Shareholders’ Proposals for 2012 Annual Meeting” below.

In evaluating potential director candidates, the Board will take into consideration such factors that it deems appropriate for the needs of the Board of Directors. Generally, the Board will evaluate new potential director candidates by reviewing their biographical information and qualifications and checking the candidates’ references. Those candidates determined to be of interest will be subject to interview by the Board. Using the information obtained and input from the interview, the Board will evaluate whether a prospective candidate is qualified to serve as a director and whether the Board of Directors will nominate the prospective candidate or elect such candidate to fill a vacancy on the Board. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Although the Board may also consider other aspects of diversity, including race, gender and national origin, these factors are not a prerequisite for any prospective nominee. Consequently, while the Board evaluates the mix of experience and skills of the Board of Directors as a group, the Board does not monitor the effectiveness of its policies with respect to diversity of race, gender or national origin.

Compensation Committee. Our Board of Directors has not appointed a compensation committee.

Our full Board of Directors acts on matters involving the compensation of our executive officers and employees and the grant of options under our option plan. Executive officers who are Directors whose compensation is being considered do not participate in Board actions regarding their compensation. The Board of Directors seeks to assure that our executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in the oil and gas exploration and production industry and, at the same time, reflecting their individual performance and responsibilities within the Company. To date, the Board has generally compensated our executive officers through the payment of a base salary and the grant incentive awards in the form of stock options. We do not have any employment agreements with our executive officers.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer and principal financial and accounting officer. A copy of our Code of Ethics was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. The Company undertakes to provide any person without charge, upon request, a copy of the Code of Ethics. Requests may be directed to American Natural Energy Corporation, 6100 South Yale – Suite 2010, Tulsa, Oklahoma 74136, or by calling (918) 481-1440.

Communicating With the Board of Directors

Shareholders or other interested parties may communicate with the entire Board of Directors, specified individual Directors, or certain Directors as a group by writing to the secretary of the Company at 6100 South Yale – Suite 2010, Tulsa, OK 74136. All such correspondence will be forwarded to the specified Director or group of Directors.

We urge but do not require Board members to attend annual meetings of shareholders. All of our Directors attended our annual meeting of shareholders held on November 30, 2010 in Tulsa, Oklahoma.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All transactions between us and our subsidiaries with any of our officers and Directors are subject to approval by a majority of our Directors having no interest in the transaction. The transaction will be reviewed prior to being entered into on the basis of whether the transaction is on terms substantially equivalent to the terms that would exist between us and a non-affiliated person. Transactions with our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions are subject to the standards set forth in our written Code of Ethics.

Executive Compensation

The following table sets forth the compensation of our principal executive officer and all of our other executive officers for the two fiscal years ended December 31, 2010 who received total compensation exceeding $100,000 for the year ended December 31, 2010 and who served in such capacities at December 31, 2010.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Nonquali fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Michael K. Paulk, President and CEO(2)	2010	$150,000	-0-	-0-	$196,987	-0-	-0-	-0-	$346,987
	2009	$150,000	-0-	-0-	$97,491	-0-	-0-	-0-	$247,491
Steven P. Ensz Executive Vice President and CFO (2)	2010	$150,000	-0-	-0-	$196,987	-0-	-0-	-0-	$346,987
	2009	$150,000	-0-	-0-	$97,491	-0-	-0-	-0-	$247,491

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB ASC 718. See Note 1 to Notes to Consolidated Financial Statements for the year ended December 31, 2010, located in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)	Messrs. Paulk and Ensz are also Directors of the Company; however they receive no additional compensation for serving in those capacities.

We do not have any employment contracts with any of our executive officers or other significant employees.

Outstanding Equity Awards at December 31, 2010

The following table provides information with respect to our named executive officers above regarding outstanding equity awards held at December 31, 2010.

	Option Awards				Stock Awards
Name (a)	Number of securities underlying unexercised Options (#) Exercisable/ Unexercised Unexercisable (b-c)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of shares or units of Stock held that have not vested (#) (g)	Market value of shares or units of Stock held that have not vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael K. Paulk	150,000 (1)	-0-	0.90	9/8/14	-0-	-0-	-0-	-0-
	660,000 (2)	-0-	0.30	11/30/15	-0-	-0-	-0-	-0-
Steven P. Ensz	150,000 (3)	-0-	0.90	9/8/14	-0-	-0-	-0-	-0-
	660,000 (4)	-0-	0.30	11/30/15	-0-	-0-	-0-	-0-

(1)	All 150,000 of these options have vested.
(2)	412,500 of these options have vested. Of the remainder, 82,500 will vest on December 31, 2011, 82,500 will vest on March 31, 2012 and 82,500 will vest on June 30, 2012.
(3)	All 150,000 of these options have vested.
(4)	412,500 of these options have vested. Of the remainder, 82,500 will vest on December 31, 2011, 82,500 will vest on March 31, 2012 and 82,500 will vest on June 30, 2012.

Compensation Committee Report

We do not have a Compensation Committee. Our full Board of Directors acts on matters involving the compensation of our executive officers and employees and the grant of options under our option plan. The full Board of Directors has reviewed and discussed the compensation discussion and analysis included in this proxy statement with management of the Company, and based on such review and discussions, the full Board of Directors has recommended that the compensation discussion and analysis be included in this proxy statement.

THE BOARD OF DIRECTORS

Michael K. Paulk
Steven P. Ensz
William A. Grant III
Ben Shelton

Compensation Committee Interlocks and Insider Participation

We do not have a Compensation Committee. As mentioned above, our full Board of Directors, which includes Michael K. Paulk, Steven P. Ensz, William A. Grant III and Ben Shelton, acts on matters involving the compensation of our executive officers and employees and the grant of options under our option plan. Messrs. Paulk and Ensz are executive officers of the Company. Executive officers who are Directors whose compensation is being considered do not participate in Board actions regarding their compensation. During 2010, none of our executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served on our Board of Directors.

ITEM 2.	RATIFY THE APPOINTMENT OF MALONEBAILEY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee and Board of Directors has selected MaloneBailey LLP as our independent registered public accounting firm for the year ended December 31, 2010. MaloneBailey LLP audited our financial statements for the year ended December 31, 2010. Our Audit Committee and Board of Directors recommend that you ratify this appointment and the Board intends to introduce a resolution at the Meeting to ratify this appointment.

We do not expect a representative of MaloneBailey LLP to be present at the Meeting to be available to respond to appropriate questions or make a statement.

The Board of Directors recommends that you vote FOR this Item 2.

2010 and 2009 Audit and Related Fees

The following sets forth fees we incurred for services provided by MaloneBailey LLP for the years ended December 31, 2010, and 2009, our independent registered public accountants at those year ends.

	Audit Fees	Audit	Tax Fees	Other
		Related		Fees
		Fees
2010	$74,000	--	-	-
2009	$79,000	--	-	-

Our Board of Directors believes that the provision of the services during the years ended December 31, 2010 and December 31, 2009 is compatible with maintaining the independence of MaloneBailey LLP. Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to the Company by our independent auditor. Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee. The services provided by MaloneBailey LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements, the review of our quarterly financial reports, the issuance of consents, and assistance with review of documents filed with the SEC.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 27, 2011, (a) by each person who is known by us to own beneficially more than five percent (5%) of our common shares, (b) by each of our Directors, nominees for Director and executive officers and, and (c) by all Directors and executive officers as a group. As of September 27, 2011, we had 13,431,954 common shares outstanding.

		Percentage of
	Number of Shares	Outstanding
Name and Address (1)(2)	Owned	Shares(3)

Michael K. Paulk	777,388(4)	5.55%

Steven P. Ensz	1,127,332(5)	8.06%

William A. Grant	118,333(6)	0.88%
1350 S. Boulder, Suite 1000
Tulsa, OK 74119

Ben Shelton	184.424(7)	1.37%
812 Crane Dr.
Coppell, TX 75019

All Directors and officers as a group (4 persons)	2,207,477	15.10%

Goodman & Company, Investment Counsel Ltd.	1,310,578(8)	9.76%
One Adelaide Street East, 29th Floor
Toronto, Ontario M5C 2V9
Canada
_____________________________
(1)

This tabular information is intended to conform with Rule 13d-3 promulgated under the Exchange Act relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address for each of the above is c/o American Natural Energy Corporation, 6100 South Yale, Suite 2010, Tulsa, Oklahoma 74136.
(3)	The percentage of outstanding shares calculation is based upon 13,431,954 shares outstanding as of September 27, 2011.
(4)	Includes 150,000 shares issuable at an exercise price of $0.90 on exercise of an option and 412,500 shares issuable at an exercise price of $0.30 on exercise of an option.
(5)	Includes 150,000 shares issuable at an exercise price of $0.90 on exercise of an option and 412,500 shares issuable at an exercise price of $0.30 on exercise of an option.
(6)	Includes 10,000 shares issuable at an exercise price of $0.90 on exercise of an option and 25,000 shares issuable at an exercise price of $0.30 on exercise of an option.
(7)	Includes 31,250 shares issuable at an exercise price of $0.30 on exercise of an option.
(8)

Based on the Schedule 13G dated December 31, 2010 and filed with the SEC on January 19, 2011. Held within mutual funds or other client accounts managed by Goodman & Company, Investment Counsel Ltd., acting as investment counsel and portfolio manager.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2010.

Based solely on review of the copies of such reports furnished to the Company and any written representations that no other reports were required during the year ended December 31, 2010, to the Company’s knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the year ended December 31, 2010 were complied with on a timely basis other than the late reports mentioned in the following sentence. With respect to fiscal 2010, each of Messrs. Shelton and Grant inadvertently filed one late Form 3 and each of Messrs. Paulk, Ensz, Shelton and Grant inadvertently filed one late Form 4.

Submission of Shareholders’ Proposals for 2012 Annual Meeting

Any proposals which shareholders intend to present for a vote of shareholders at our 2012 Annual Meeting and which such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting must be submitted in accordance with the applicable regulations of the SEC and must be sent to our executive office and received by us not later than June 22, 2012.

Any proposals which shareholders wish to present for action at the 2012 Annual Meeting of Shareholders that will not appear in the proxy statement may be considered at a meeting of shareholders only if the Company has received timely notice of the proposal. To be timely for our 2012 Annual Meeting, the Company must receive notice of the proposal no later than August 21, 2012.

Householding

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company is not householding proxy materials for its shareholders of record in connection with the Meeting. However, the Company is aware that certain intermediaries will household proxy materials. If you hold your shares of common stock through a broker or bank that has determined to household proxy materials:

  Only one annual report and proxy statement will be delivered to multiple shareholders sharing an address;

  You may request a separate copy of the annual report and proxy statement for the Meeting and for future meetings by calling (918) 481-1440 or by writing to American Natural Energy Corporation, 6100 South Yale – Suite 2010, Tulsa, Oklahoma 74136, or by contacting your bank or broker to make a similar request; and

You may request to discontinue householding by notifying your broker or bank.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information and is not incorporated herein by reference.

By Order of the Board of Directors

Steven P. Ensz, Secretary

Dated: October 5, 2011

ANNEX A

AUDIT COMMITTEE CHARTER

I.	Purpose of Audit Committee

The purpose of the Audit Committee, which is part of the Board, shall be (a) to assist the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements, and (b) in accordance with applicable law, regulation and listing standards, prepare a report for inclusion in the Company's annual proxy statement,.

II.	Composition of Audit Committee

The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board or upon the recommendation of the Nominating Committee, if such a committee has been appointed, and shall satisfy the independence and expertise requirements the Sarbanes-Oxley Act of 2002 (the "Act"), and including the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and requirements of any National Securities Exchange or Automated Quotation System on which the Company's securities may be traded or quoted as appropriate.

Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III.	Authority and Responsibilities of Audit Committee

The following are the responsibilities of the Audit Committee:

A.	Independent Auditor

• Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.

• Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

• The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

• Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee not later than at the next scheduled meeting.

• At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation of the firm by governmental or professional authorities, and the internal quality-control report of the independent auditor.

• Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

• Evaluate with the assistance of the Company's management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company's engagement of the independent auditor.

The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

B.	Financial Reporting and Accounting Policies

• Review the annual audited and quarterly financial statements with the Company's management, its Disclosure Committee, if any, and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act. • Review any significant reporting issues and judgments made in connection with the Company's financial statements.

• Review major issues regarding the Company's significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company's management.

• Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

• Make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

C.	Audit Process of the Independent Auditor

• Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

• Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company's accounting principles as applied in its financial reporting.

• Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

• All critical accounting policies and practices;

• All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and • Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

D.	Evaluation

• On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee's purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

• The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

E.	Other Matters

• Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditor.

• Discuss the Company's earnings press releases, including review of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

• Discuss the Company's policies with respect to risk assessment and risk management, including the Company's major financial accounting and risk exposures and the steps management has undertaken to control them.

• Submit, when required, the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

• Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

• Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.	Meetings of the Audit Committee

The Audit Committee shall meet at least four times per year, or more frequently as circumstances require.

The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.

The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Periodically, the Audit Committee shall meet with the Company's management, members of the Company's internal Corporate Audit Staff, if any, and with the independent auditor in separate sessions.

V.	Resources of the Audit Committee

The Audit Committee shall have the authority, following notice to the Chairman of the Board or President to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VI.	Other

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor.